EXHIBIT (E)(6)
                                                                  --------------

           SCHEDULE TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT FOR
                                 GOVERNMENT FUND
                                S&P 100 PLUS FUND
                             PSE TECH 100 INDEX FUND
                               MANAGED GROWTH FUND
                                CASH RESERVE FUND
                    DOW JONES U.S. HEALTH CARE 100 PLUS FUND
                     DOW JONES U.S. FINANCIAL 100 PLUS FUND
                            STRATEGIC ALLOCATION FUND
                            WISCONSIN TAX-EXEMPT FUND
                         DOW JONES DIVIDEND INCOME FUND
                           (TOGETHER THE "PORTFOLIOS")


                              ALLOCATION PROCEDURES

         The Distributor's Allocable Portion of Distribution Fees, Contingent Deferred Sales Charges and Shareholder Servicing Fees in respect of Shares of each Portfolio shall be 100% until such time as the Distributor shall cease to serve as exclusive distributor of Shares of such Portfolio; thereafter collections which constitute Contingent Deferred Sales Charges, Asset Based Sales Charges and Shareholder Servicing Fees related to Shares of each Portfolio shall be allocated among the Distributor and any successor distributor ("Successor Distributor") in accordance with this Schedule A.

         Defined terms used in this Schedule A and not otherwise defined herein shall have the meaning assigned to them in the above referenced Distribution Agreement. As used herein the following terms shall have the meanings indicated:

         "Commission Share" means in respect of any Portfolio, each Share of such Portfolio, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share (including, without limitation, any Share of such Portfolio issued in connection with a permitted free exchange) and any such Share shall continue to be a Commission Share of such Portfolio

                                                                  EXHIBIT (E)(6)
                                                                  --------------

prior to the redemption (including a redemption in connection with a permitted free exchange) or conversion of such Share, even though the obligation to pay the Contingent Deferred Sales Charge may have expired or conditions for waivers thereof may exist.

         "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the Contingent Deferred Sales Charge payable on redemption thereof, if any, is computed.

         "Free Share" means, in respect of any Portfolio, each Share of such Portfolio, other than a Commission Share or Omnibus Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

         "Inception Date" means in respect of any Portfolio, the first date on which such Portfolio issued Shares.

         "Net Asset Value" means, (i) with respect to any Portfolio, as of the date any determination thereof is made, the net asset value of such Portfolio computed in the manner such value is required to be computed by such Portfolio in its reports to its shareholders, and (ii) with respect to any Share of such Portfolio as of any date, the quotient obtained by dividing: (A) the net asset value of such Portfolio (as computed in accordance with clause (i) above) allocated to Shares of such Portfolio (in accordance with the constituent documents for such Portfolio) as of such date, by (B) the number of Shares of such Portfolio outstanding on such date.

         "Omnibus Share" means, in respect of any Portfolio, a commission share sold by one of the Selling Agents listed on Exhibit I or related free share issued in connection with the reinvestment of dividends or capital gains for such share. If, subsequent to closing of the Program, the Distributor and its Transferees reasonably determine that the Transfer Agent is able provide information to track all commission shares sold by any of the Selling Agents listed on Exhibit I (and related free shares in the same manner as Commission Shares and Free Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that commission shares sold by such Selling Agent (and related free shares) will no longer be treated as Omnibus Shares.

PART I: ATTRIBUTION OF SHARES
-----------------------------

         Shares of each Portfolio, which are outstanding from time to time, shall be attributed to the Distributor and each Successor Distributor in accordance with the following rules;

         (1)      Commission Shares:

                  (a) Commission Shares which are not Omnibus Shares attributed to the Distributor shall be Commission Shares which are not Omnibus Shares the Date of Original Issuance of which occurred on or after the Inception Date of such Portfolio and on or prior to the date the Distributor ceased to be the exclusive distributor of Shares of such Portfolio.

                  (b) Commission Shares which are not Omnibus Shares attributable to each successor Distributor shall be Commission Shares which are not Omnibus Shares, the Date of Original Issuance of which occurs after the date such Successor Distributor became the exclusive distributor of Shares of such Portfolio and on or prior to the date such Successor Distributor ceased to be the exclusive Distributor of Shares of the Fund.

                  (c) A Commission Share which is not an Omnibus Share of a particular Portfolio (the "Issuing Portfolio") issued in consideration of the investment of proceeds of the redemption of a Commission Share which is not an Omnibus Share of another Portfolio (the "Redeeming Portfolio") in connection with a permitted free exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Portfolio and any such Commission Share will be attributed to the Distributor or Successor Distributor based upon such Date of Original Issuance in accordance with rules (a) and (b) above.

                  (d) A Commission Share which is not an Omnibus Share redeemed (other than in connection with a permitted free exchange) or converted to a Class A share is attributable to the Distributor or Successor Distributor based upon the Date of Original Issuance in accordance with rule (a), (b) and (c) above.

         (2)      Free Shares:

         Free Shares which are not Omnibus Shares of a Portfolio outstanding on any date shall be attributed to the Distributor or Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of such Portfolio outstanding on such date are attributed to each on such date; provided that if the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for such Free Shares, then such Free Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

         (3)      Omnibus Shares:

                  Omnibus Shares of a Portfolio outstanding on any date shall be attributed to the Distributor or Successor Distributor, as the case may be, in the same proportion that the Commission Shares which are not Omnibus Shares of such Portfolio outstanding on such date are attributed to each on such date; provided that if the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the Omnibus Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

PART II: ALLOCATION OF CONTINGENT DEFERRED SALES CHARGES ("CDSCS")
------------------------------------------------------------------

         (1) CDSCs Related to the Redemption of Commission Shares which are not Omnibus Shares:

         CDSCs in respect of the redemption of Commission Shares which are not Omnibus Shares shall be allocated to the Distributor or a Successor Distributor depending upon whether the related redeemed Commission Share is attributable to the Distributor or such Successor Distributor, as the case may be, in accordance with Part I above.

                                                                  EXHIBIT (E)(6)
                                                                  --------------

         (2)      CDSCs Related to the Redemption of Omnibus Shares:

         CDSCs in respect of the redemption of Omnibus Shares shall be allocated to the Distributor or a Successor Distributor in the same proportion that the CDSCs related to the redemption of Commission Shares are allocated to each thereof; provided that if the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the CDSCs in respect of the redemption of Omnibus Shares shall be allocated among the Distributor and any Successor Distributors depending on whether the related redeemed Omnibus Share is attributable to the Distributor or a Successor Distributor, as the case may be, in accordance with Part I above.

PART III: ALLOCATION OF ASSET BASED SALES CHARGES
-------------------------------------------------

         Assuming that the Asset Based Sales Charge remains constant over time and among Portfolios so that Part V hereof does not become operative:

         (1) The portion of the aggregate Asset Based Sales Charges accrued in respect of all Shares of all Portfolios during any calendar month allocable to the Distributor or a Successor Distributor is determined by multiplying the total of such Asset Based Sales Charges by the following fraction:


                                   (A + C)/2
                                   ---------
                                   (B + D)/2

                  where:


                  A = The aggregate Net Asset Value of all Shares of all Portfolios attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

                  B = The aggregate Net Asset Value of all Shares of all Portfolios at the beginning of such calendar month

                  C = The aggregate Net Asset Value of all Shares of all Portfolios attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month

                  D = The aggregate Net Asset Value of all Shares of all Portfolios at the end of such calendar month

         (2) If the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Portfolios among the Distributor and any Successor Distributors in a manner consistent with the methodology detailed in Part I and
Part III(1) above, the portion of the Asset Based Sales Charges accrued in respect of all such Shares of all Portfolios during a particular calendar month will be allocated to the Distributor or a

                                                                  EXHIBIT (E)(6)
                                                                  --------------

Successor Distributor by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                     (A)/(B)

                  where:

                  A = Average Net Asset Value of all such Shares of all Portfolios for such calendar month attributed to the Distributor or a Successor Distributor, as the case may be

                  B = Total average Net Asset Value of all such Shares of all Portfolios for such calendar month

PART IV: ALLOCATION OF SHAREHOLDER SERVICING FEES
-------------------------------------------------

         Assuming that the Shareholder Servicing Fee for all Shares remains constant over time and among Portfolios so that Part V hereof does not become operative:

         (1) Unless clause (2) below is applicable, the portion of the aggregate Shareholder Servicing Fees which are accrued by or in respect of all Portfolios during any calendar month allocated to the Distributor or a Successor Distributor shall be determined by multiplying the total amount of Shareholder Servicing Fees accruing during such calendar month by the following fraction:

                                   (A + C)/2
                                   ---------
                                   (B + D)/2

                  where:

                  A = The aggregate Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios, which are attributed to the Distributor or such Successor Distributor and outstanding at the beginning of such calendar month

                  B = The aggregate Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios which are outstanding at the beginning of such calendar month

                  C = The aggregate Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios, which are attributed to the Distributor or such Successor Distributor and outstanding at the end of such calendar month

                  D = The aggregate Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios, which are outstanding at the end of such calendar month

         (2) If the Distributor and its Transferees reasonably determine that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the

                                                                  EXHIBIT (E)(6)
                                                                  --------------

Shares of all Portfolios among the Distributor and any Successor Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Shareholder Servicing Fees accrued during a particular calendar month allocated to the Distributor or a Successor Distributor shall be determined by multiplying the total amount of Shareholder Servicing Fees accruing during such calendar month by the following fraction:

                                     (A)/(B)

                  where:

                  A =  Average Net Asset Value of all Commission Shares
                       (or all Shares if available) of all Portfolios for such calendar month attributed to the Distributor or a Successor Distributor, as the case may be

                  B = Total average Net Asset Value of all Commission Shares (or all Shares if available) of all Portfolios for such calendar month

PART V: ADJUSTMENT OF THE DISTRIBUTOR'S ALLOCABLE PORTION AND EACH SUCCESSOR
----------------------------------------------------------------------------
DISTRIBUTOR'S ALLOCABLE PORTION
-------------------------------

         The Parties to the Distribution Agreement recognize that, if the terms of any distributor's contract, any distribution plan, any prospectus, the conduct rules or any other applicable law change, which change disproportionately reduces, in a manner inconsistent with the intent of this Distribution Agreement, the amount of the Distributor's Allocable Portion or each Successor Distributor's Allocable Portion had no such change occurred, the definitions of the Distributor's Allocable Portion and/or the Successor Distributor's Allocable Portion in respect of the Shares relating to such Portfolio shall be adjusted by agreement among the Distributor, its Transferees, each Successor Distributor and the Company; provided, however, if the Distributor, its Transferees, each Successor Distributor and the Company cannot agree within thirty (30) days after the date of any such change in applicable laws or in any distributor's contract, distribution plan, prospectus or the conduct rules, they shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on each of them.